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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                        FIRST COLORADO BANKSHARES, INC.


                                   ARTICLE I
                                    OFFICES

         Section 1. PRINCIPAL OFFICE. The Board of Directors shall designate and the Corporation shall maintain a principal office within the State of Colorado. The location of the principal office may be changed by the Board of Directors. The Corporation may have such other offices within the State of Colorado as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         Section 2. REGISTERED OFFICE. The registered office of the Corporation required by the Colorado Corporation Code to be maintained in the State of Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Thursday of the month of January following the close of the fiscal year, beginning with the year following the year of incorporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, the meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors may thereafter cause the election to be held at a special meeting of the shareholders.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any proper purpose, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, or by the record holders of at least twenty-five percent (25%) of all shares entitled to vote at the meetings.

         Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Colorado, as the place for any annual meeting or for any special meeting called by the Board of Directors or the President of the Corporation or by the record holder or holders of at least twenty-five percent (25%) of all shares entitled to vote at the meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Colorado, as the place for such meeting. If no designation is made, or if a special meeting shall be called other than by the Board, the place of meeting shall be the principal office of the Corporation.
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         Section 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty (30) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten
(10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the


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shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 7. QUORUM. A quorum of any annual or special meeting of shareholders shall consist of shareholders representing either in person or by proxy the majority of outstanding shares of stock of the Corporation entitled to vote at such meetings, and any action taken during a meeting where less than a quorum is present shall be null and void. If a quorum is not represented at a meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by law or the Articles of Incorporation.

         Section 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary or any officer of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. VOTING OF SHARES. Subject to any limits set forth in the Articles of Incorporation, each outstanding share shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. The election of directors shall be by ballot, except that by the unanimous vote of all the shareholders represented at such meeting the secretary of the meeting may be authorized and instructed to cast a single ballot for one or more of all the directors to be elected.

         Section 10. VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Neither treasury shares nor shares held by another corporation, if the majority of the shares entitled to vote for the election of directors of the such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of the corporation may prescribe, or, in the absence of such provisions, as the board of directors of that corporation may determine.





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         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of the shares into his name if authority to do so is contained in an appropriate order of the Court by which the receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 11. CHAIRMAN. The President of the Corporation or in his absence the senior Vice President present shall act as Chairman at all meetings of the shareholders.

         Section 12. ORAL VOTE. Voting shall be oral but shall be by written ballot if such vote is demanded by any shareholders present in person or by proxy and entitled to vote.

         Section 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the shareholders, and may be stated as such in any articles or document filed under the Colorado Corporation Code or otherwise.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided by applicable statute or by the Articles of Incorporation.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall not be less than one (1) nor more than twenty-five
(25). The initial Board shall consist of seven (7) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors, or by the shareholders at the annual meeting. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified.





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Directors of the Corporation need not be residents of Colorado nor holders of shares of the Corporation's capital stock.

         Section 3. RESIGNATIONS AND VACANCIES. Any director may resign at any time by giving written notice to the president or to the secretary of the Corporation. Such resignation shall take effect at the time specified therein, but not retroactively; and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

         Section 6. NOTICE. Reasonable notice of any special meeting (which need not in any event exceed two (2) days) shall be given by mail, telegram or telephone to each director at his last known business or residence address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.





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         Section 9.  COMPENSATION. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 10. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 11. EXECUTIVE COMMITTEE. The Board of Directors; by resolution adopted by a majority of the number of directors fixed in Section 2 of this
Article III may designate two (2) or more directors to constitute an executive committee or other committee or committees which shall have and may exercise all of the authority of the Board of Directors or such lesser authority as may be set forth in said resolution. No such delegation of authority shall operate to relieve the Board of Directors or any member of the Board from any responsibility imposed by law.

         Section 12. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the directors, and may be stated as such in any articles or document filed with the Secretary of State of the State of Colorado under the Colorado Corporation Code.

         Section 13. TELEPHONE MEETINGS. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 14. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the Corporation, and shall, from time to time, advise and consult with the President in the direction and management of the Corporation's business, and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.





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         Section 15. BANK ACCOUNTS. Anything herein to the contrary notwithstanding, the Board of Directors may, except as otherwise required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to sign checks, drafts or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Corporation at any bank or trust company or banking institution in which the Corporation may maintain an account or to cash checks, notes, drafts or other bank securities or instruments, and such authority may be general or confined to specific instances, as the Board may elect; but unless so authorized by the Board no officer, agent or employee shall have the power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         Section 16. DIVIDENDS. The Board of Directors of the Corporation may, from time to time, in the manner permitted by the Colorado Corporation Code, declare, and the Corporation may pay, dividends in cash, property, or its own shares.

         Section 17. SALE, MORTGAGE, OR LEASE OF ASSETS. The sale; lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation in the usual and regular course of its business and the mortgage or pledge of any or all property and assets or the Corporation, whether or not in the usual and regular course of business, may be made upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or other property, including shares, obligations, or other securities of any other corporation, domestic or foreign, as are authorized by its board of directors; and in any such case no authorization or consent of the shareholders shall be required.

         A sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation, with or without its goodwill, if not in the usual and regular course of its business, may be made upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or other property, including shares, obligations, or other securities of any other corporation, domestic or foreign, as may be authorized in the following manner:

                 (a) The Board of Directors shall adopt a resolution recommending the sale, lease, exchange, or other disposition or the mortgage or pledge of any assets or property and directing the submission thereof to a vote at a meeting of shareholders, which may be either an annual or a special meeting.

                 (b) Not less than twenty days before such meeting, written notice shall be given to each shareholder of record, whether or not entitled to vote at the meeting, in the manner provided in these Bylaws for the giving of notice of meetings of shareholders. Whether the meeting is an annual or a special meeting, the notice shall state that the purpose or one of the purposes of the meeting is to consider the proposed sale, lease, exchange, or other disposition or the proposed mortgage or pledge.





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                 c)       At such meeting the shareholders may authorize the
         proposed sale; lease, exchange, or other disposition or the proposed mortgage or pledge and may fix, or authorize the Board of Directors to fix, any or all of the terms and conditions thereof and the consideration to be received by the Corporation therefor. Such authorization shall require the affirmative vote of two-thirds (2/3) of the shares of the Corporation entitled to vote thereon.

                 (d) After such authorization by a vote of shareholders, the Board of Directors nevertheless, in its discretion, may abandon the sale, lease, exchange, or other disposition of assets, subject to the rights of third parties under any contracts relating thereto, without further action or approval by shareholders.

                                   ARTICLE IV
                              OFFICERS AND AGENTS

         Section 1. GENERAL. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The president shall be a shareholder and a director of the Corporation. The Board of Directors may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, controller, assistant secretaries, and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms as from time to time may be determined by the Board of Directors. The salaries of all the officers of the Corporation shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the president, who shall be the chief executive officer of the Corporation unless otherwise provided by the Board of Directors.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected or appointed by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders, or as soon thereafter as is convenient. Each officer shall hold office until the first of the following to occur: until his successor shall have been duly elected or appointed and shall have qualified; until death; until resignation; or until he shall have been removed in the manner hereinafter provided.

         Section 3. REMOVAL Any officer or agent may be removed by the Board of Directors, or by the executive committee, if any, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

         Section 4. VACANCIES. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.





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         Section 5. PRESIDENT. The President shall be the chief executive officer of the Corporation; he shall preside at any meeting of the shareholders at which he is present, and in the absence of the Chairman of the Board shall preside at any meeting of the Board of Directors at which he is present. He shall be in charge of the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, and he shall have the authority and powers necessary to perform such duties.

         Section 6. VICE PRESIDENT. Any Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors.

         Section 7. SECRETARY. The Secretary shall, if required by the President, attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall cause due notice to be given of all meetings of the shareholders and Board of Directors. He shall keep in safe custody the corporate records and the seal of the Corporation and when authorized by the Board shall affix the seal to any instrument requiring it, and when so affixed it shall be attested by his signature. He shall keep at the registered office or the principal place of business of the Corporation a record of the shareholders, giving names and addresses of all shareholders and the number and class of shares held by each, and a copy of any voting trust agreement, along with a copy of the names and addresses of the holders of interests in the voting trust, the extent of each such holder's interest, the number of shares of stock transferred to the voting trust, and the transfer of interests in the voting trust, copies of all voting trust information shall be furnished by the Trustee of the voting trust The Secretary shall sign with the President or a Vice President Certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. He shall have general charge of the stock transfer books of the Corporation and copies of information concerning voting trusts, if any. He shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

         Section 8. TREASURER. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in Books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, take proper vouchers for such disbursements, and shall render to the President and the Directors whenever they may require it, an account of all his transactions and of the financial condition of the Corporation. He shall, if required





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by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of the duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

         Section 9. POWERS AND DUTIES. The officers of the Corporation shall have such additional powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

                                   ARTICLE V
                                     STOCK

         Section 1. CERTIFICATES. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its president or a vice president and the secretary or an assistant secretary, and shall be sealed with the seal of the Corporation, or with a facsimile thereof. The signatures of the Corporation's officers on such certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be approved by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

         Section 2. CONSIDERATION FOR SHARES. Except as provided for in the Articles of Incorporation, shares shall be issued for such consideration, expressed in dollars; as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the Corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

         Section 3. TRANSFER OF SHARES ON CORPORATION'S BOOKS. Upon the surrender to the Corporation or to its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succeeding assignment of authority to transfer, it shall be the duty of the Corporation to issue a new certificate. Every transfer shall be entered in the transfer book of the Corporation which shall be kept at its principal office. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation.





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         Section 4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Colorado.

         Section 5. LOST AND DESTROYED CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may, in its discretion, require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

                                   ARTICLE VI
                                 MISCELLANEOUS

         Section 1. WAIVER OF NOTICE. Whenever notice is required by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before, at or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholder's meeting) by proxy, shall be equivalent to such notice.

         Section 2. SEAL The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of the next December unless otherwise determined by resolution of the Board of Directors.

         Section 4. AMENDMENTS. The Board of Directors shall have power to make, amend and repeal the Bylaws of the Corporation at any regular meeting of the board or at any special meeting called for this purpose.

         Section 5. CONFLICTS. In the event of any conflict between any provision in these Bylaws and the Corporation's Articles of Incorporation, the provisions in the Articles shall control


 .
Dated:  June 1, 1984                   /s/ Clinton P. Swift
                                       -------------------------
                                       Clinton P. Swift,
                                       Assistant Secretary





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                               STATE OF COLORADO
                        DEPARTMENT OF STATE CERTIFICATE



         I, NATALIE MEYER, Secretary of State of the State oL. Colorado hereby certify that the prerequisites for the issuance oL. this certificate have been fulfilled in compliance with law and are found to conform to law.

         Accordingly, the undersigned, by virtue oL. the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT TO MEGABANK FINANCIAL CORPORATION.





Dated:  APRIL 22, 1988



                              /s/ Natalie Meyer
                              -----------------
                             SECRETARY OF STATE





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
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

  FIRST:  The name of the corporation is (note I) MegaBank Financial Corporation

         SECOND: The following amendment to the Articles of Incorporation was adopted on January 12, 1988, as prescribed by the Colorado Corporation Code. in the manner marked with an X below:

         ___X___ Such amendment was adopted by the board of directors where no shares have been issued.

         _______ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                          Article XV was added to the Articles of Incorporation, as amended. (See attached Exhibit A)





         THIRD: The manner. If not set forth in such amendment, in which any exchange. reclassification, or cancellation of issued shares provided for in
the amendment shall be effected, is as follows:   None





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
                                   EXHIBIT A


                      Limitation of Liability of Directors

         No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding said limitation on the liability of a director for monetary damages, a director shall be liable to the corporation or its shareholders for monetary damages for:

         1. any breach of the director's duty of loyalty to the corporation or to its shareholders;

         2.      acts or omissions not in good faith;

         3.      acts or omissions which involve intentional misconduct;

         4.      acts or omissions involving a knowing violation of law;

         5. acts specified in Section 7-5-114 of the Colorado Corporation Code, including:

                 a. voting for or assenting to the declaration of any dividend or other distribution of the assets of a corporation to its shareholders contrary to the provisions of the Colorado Corporation Code or any restrictions contained in these Articles of Incorporation;
                 b. voting for or assenting to the purchase of the corporation's own shares contrary to the provisions of the Colorado Corporation Code;
                 c. voting for or assenting to any distribution of assets of the corporation to its shareholders during the liquidation of the corporation without the payment and discharge of, or the making of adequate provision for, all known debts, obligations and liabilities of the corporation
                 d. voting for or assenting to the making or guaranteeing of a loan to a director of the corporation (unless the Voting procedure specified in Section 7-3-101(1)(f) of the Colorado Corporation Code has been followed), or the making or guaranteeing of any loan to a director secured by shares of the corporation; and

         6. any transaction from which the director derived an improper personal benefit.

         This Article is intended, and should be interpreted, to provide the directors of the corporation with the maximum protection from liability available under the Colorado Corporation Code.





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